Exhibit 5.1

September 2, 2026

PBT Land and Minerals, Inc.

400 Pine Street, Suite 1010,
Abilene, TX 79601

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to PBT Land and Minerals, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-4 of the Company (including all exhibits thereto, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”) relating to the proposed issuance of up to 46,608,796 shares of Class A common stock, par value $0.01 per share (the “Shares”), of the Company, issuable in connection with the proposed business combination, as a result of which the Company would acquire and own (i) a majority of the assets and liabilities of Permian Basin Royalty Trust, an express trust created under the laws of the State of Texas, and (ii) USLG (as defined in the Registration Statement), pursuant to a Combination Agreement, dated as of July 28, 2026, by and among the Company, PBT Sub, Inc., PBT Land and Minerals OpCo, LLC and Blackbeard Holdings, LLC, Blackbeard Security Holdings, LLC, and Greybeard Energy, LLC (as it may be amended, supplemented or otherwise modified from time to time, the “Combination Agreement”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and other instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

i.	the Registration Statement;

ii.	the Certificate of Formation of the Company, as certified as of June 18, 2026 by the Secretary of State of the State of Texas, as amended by the Certificate of Amendment, as certified as of July 10, 2026, by the Secretary of State of the State of Texas;

iii.	the Company’s By-Laws, as presently in effect, as certified by an officer of the Company as of September 2, 2026;

iv.	the Amended and Restated Certificate of Formation of the Company in the form incorporated by reference as Exhibit 3.2 to the Registration Statement (the “A&R Certificate of Formation”);

v.	a certificate, dated as of September 1, 2026, from the Secretary of State of the State of Texas certifying as to the existence and good standing of the Company under the laws of the State of Texas (the “Good Standing Certificate”); and

vi.	resolutions adopted by board of directors of the Company, dated July 28, 2026, relating to the proposed issuance of the Shares and the Registration Statement and other matters related thereto, as certified by an officer of the Company as of September 2, 2026 (the “Board Resolutions”).

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

Paul Hastings LLP | 200 Park Avenue | New York, NY 10166

t: +1.212.318.6000 | www.paulhastings.com

PBT Land and Minerals, Inc.

September 2, 2026

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us upon which we have relied; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that each document submitted to us is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with their respective terms; (vii) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that there has not been and there will not be any change in the good standing status of the Company from that which was reported in the Good Standing Certificate; (x) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; and (xi) that at or prior to the time of the issuance and delivery of the Shares, the Registration Statement will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions contained herein, we are of the opinion that (i) when the Registration Statement becomes effective under the Securities Act, (ii) when the A&R Certificate of Formation has been amended and restated to be substantially in the form of filed as an exhibit to the Registration Statement, (iii) upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Prospectus and the Combination Agreement and in accordance with the Board Resolutions, and (iv) when the other conditions to consummating the transactions contemplated by the Combination Agreement have been satisfied and such transactions have been consummated, the Shares will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the Texas Business Organizations Code, as in effect on the date of this opinion letter. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely to you in connection with the Registration Statement and may not be relied on for any other purpose. This opinion letter is rendered to you as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our Firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP